UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 12, 2011

NEIMAN MARCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133184-12	20-3509435
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, included area code:  (214) 741-6911

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Item 7.01	REGULATION FD DISCLOSURE.

The following information is being furnished, not filed, pursuant to Items 2.02 and 7.01.  Accordingly, this information will not be incorporated by reference into any registration statement filed by Neiman Marcus, Inc. under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

The Company announced today that, during the five-week period ended October 1, 2011, revenues were up approximately 10.2 percent, and comparable revenues within its Specialty Retail Stores segment (which consists primarily of Neiman Marcus and Bergdorf Goodman stores) were up approximately 8.7 percent, in each case compared to the comparable period in fiscal 2010.  The Company’s five week reporting period for September is consistent with last year and reflects a 4-5-4 week first quarter.  As announced on August 4, 2011, the Company has adopted a policy of not reporting monthly revenue figures, and the Company intends to continue following that policy in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS, INC.
(Registrant)

Date: October 13, 2011	By:	/s/ Nelson A. Bangs
Nelson A. Bangs
Senior Vice President